CONTRACT SCHEDULE


CONTRACT OWNER:   [John Doe]      CONTRACT NUMBER:          [??687456]

JOINT OWNER:      [Jane Doe]      ISSUE DATE:                [1/15/03]

ANNUITANT:        [John Doe]      INCOME DATE:              [04/15/16]

PURCHASE PAYMENTS:

         INITIAL PURCHASE PAYMENT:                   [$25,000]

         MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$250 or $100 if you have selected
                                              AIP; lower amounts may be accepted
                                              with our prior approval]

         MAXIMUM TOTAL PURCHASE PAYMENTS:    [$1 million;  higher amounts may be
                                             accepted with our prior approval]

         ALLOCATION GUIDELINES:

         [1. Currently, you can select up to 15 of the Investment Options and/or the Fixed Account.

          2. If allocations are made in percentages, whole numbers must be used.]

INVESTMENT OPTIONS:
         VARIABLE ACCOUNT: [Allianz Life Variable Account B]

Sub-Accounts:

[DAVIS VA FINANCIAL]
[DAVIS VA VALUE]
[DREYFUS IP SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN SMALL CAP]
[FRANKLIN SMALL CAP VALUE SECURITIES]
[FRANKLIN U.S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[JENNISON 20/20 FOCUS]
[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[OPPENHEIMER GLOBAL SECURITIES/VA]
[OPPENHEIMER HIGH INCOME/VA]
[OPPENHEIMER MAIN STREET/VA]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT TOTAL RETURN]

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[PIMCO VIT REAL RETURN]
[SELIGMAN SMALL-CAP VALUE]
[SP JENNISON INTERNATIONAL GROWTH]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[TEMPLETON FOREIGN SECURITIES]
[TEMPLETON GROWTH SECURITIES]
[USAZ MONEY MARKET]
[USAZ AIM BASIC VALUE]
[USAZ AIM BLUE CHIP]
[USAZ AIM DENT DEMOGRAPHIC TRENDS]
[USAZ AIM INTERNATIONAL EQUITY]
[USAZ ALLIANCEBERNSTEIN GROWTH AND INCOME]
[USAZ ALLIANCEBERNSTEIN LARGE CAP GROWTH]
[USAZ OPPENHEIMER EMERGING GROWTH]
[USAZ OPPENHEIMER EMERGING TECHNOLOGIES]
[USAZ PIMCO PEA GROWTH AND INCOME]
[USAZ PIMCO PEA RENAISSANCE]
[USAZ PIMCO PEA VALUE]
[USAZ PIMCO NFJ SMALL CAP VALUE]
[USAZ TEMPLETON DEVELOPED MARKETS]
[USAZ VAN KAMPEN AGGRESSIVE GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN EMERGING GROWTH]
[USAZ VAN KAMPEN GROWTH AND INCOME]
[USAZ VAN KAMPEN GROWTH]
[USAZ VAN KAMPEN GLOBAL FRANCHISE]

[ALLIANZ LIFE GENERAL ACCOUNT:]

         [ALLIANZ LIFE FIXED ACCOUNT]

Withdrawal charges are used to also mean contingent deferred sales charges, where applicable. The term withdrawal is used to also mean surrender, where applicable. The term High Five Bonus Value is defined as the total Contract Value (and any unvested bonus) and replaces the term Rewards Value, where applicable.

BONUS RATE:

1. [3% of the Purchase Payment with total Purchase Payments (less any withdrawals made prior to any MVA but including any withdrawal charges) of under $25,000;
2. [4% of the Purchase Payment with total Purchase Payments (less any withdrawals made prior to any MVA but including any withdrawal charges) of $25,000 - $99,999;
3. 5% of the Purchase Payment with total Purchase Payments (less any withdrawals made prior to any MVA but including any withdrawal charges) of $100,000 - $999,999;
4. 6% of the Purchase Payment with total Purchase Payments (less any withdrawals made prior to any MVA but including any withdrawal charges) of $1,000,000 - $4,999,999;
5. 7% of the Purchase Payment with total Purchase Payments (less any withdrawals made prior to any MVA but including any withdrawal charges) of $5,000,000 or greater.]

BONUS VESTING SCHEDULE:

1.   [Up through 12 complete months from date of Purchase Payment - 0%;
2. At least 12 and through 24 completed months from date of Purchase Payment - 35%;
3.   At least 24 and through 36 completed months from date of Purchase Payment -
     70%
4.   At least 36 completed months from date of Purchase Payment - 100%.]

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MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Period, the mortality and expense risk charge is equal on an annual basis to [1.55%] of the average daily net assets of the Variable Account. During the Annuity Period, the mortality and expense risk charge is equal on an annual basis to [1.55%] of the average daily net assets of the Variable Account. We may decrease this charge, but we may not increase it.

ADMINISTRATIVE CHARGE: Equal on an annual basis to [.15%] of the average daily net assets of the Variable Account.

DISTRIBUTION EXPENSE CHARGE:  [None]

CONTRACT MAINTENANCE CHARGE: The contract maintenance charge is currently [$40] each Contract Year.

During the Accumulation Period, the contract maintenance charge will be deducted from the High Five Bonus Value the day before each Contract Anniversary while this Contract is in force. If a full withdrawal is made on a date other than a Contract Anniversary and your High Five Bonus Value is less than [$75,000], the full contract maintenance charge will be deducted at the time of the full withdrawal. The contract maintenance charge will be deducted from the Investment Options in the same proportion that the amount of the High Five Bonus Value in each Investment Option bears to the High Five Bonus Value.

During the Annuity Period, the contract maintenance charge will be collected pro rata from each Annuity Payment.

If the total High Five Bonus Value is at least [$75,000], we will not assess the contract maintenance charge. In the event you own more than one Contract of the same type issued by the Company, we will determine the total High Five Bonus Value for all of the Contracts. If the Contract Owner is not a natural person, we will look to the Annuitant in determining the foregoing.

COMMUTATION FEE APPLICABLE TO ANNUITY OPTIONS 2 AND 4:

            ------------------------- ---------------------
             [Years Since Income Date   Commutation Factor
            ------------------------- ---------------------
            ------------------------- ---------------------
                       0 - 1                    7%
            ------------------------- ---------------------
            ------------------------- ---------------------
                       1 - 2                    6%
            ------------------------- ---------------------
            ------------------------- ---------------------
                       2 - 3                    5%
            ------------------------- ---------------------
            ------------------------- ---------------------
                       3 - 4                    4%
            ------------------------- ---------------------
            ------------------------- ---------------------
                       4 - 5                    3%
            ------------------------- ---------------------
            ------------------------- ---------------------
                       5 - 6                    2%
            ------------------------- ---------------------
            ------------------------- ---------------------
                      Over 6                   1%]
            ------------------------- ---------------------

MAXIMUM CUMULATIVE PERCENTAGE FOR PARTIAL LIQUIDATION FOR ANNUITY OPTIONS 2 AND 4: [75%]

ASSUMED INVESTMENT RETURN: [5%]

TRANSFERS:

          NUMBER OF TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this, but you will always be allowed at least 12 transfers in any Contract Year. Currently, you are allowed [12] free transfers each Contract Year. This applies to transfers prior to and after the Income Date.

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          TRANSFER  FEE:  For each  transfer  in  excess  of the free  transfers permitted, the transfer fee is [$25]. Any transfers made by us at the end of the Right to Examine period and any transfers made pursuant to a regularly scheduled transfer or other transfers under programs
          specifically   waiving  the  transfer  fee  will  not  be  counted  in
          determining the application of the transfer fee.

          MINIMUM AMOUNT TO BE TRANSFERRED: [None]

WITHDRAWALS:

          WITHDRAWAL CHARGE: A contingent deferred sales charge is assessed when Purchase Payments are withdrawn. The charge is calculated at the time of each withdrawal. For partial withdrawals, the charge is deducted from the remaining High Five Bonus Value and is deducted from the Investment Options in the same proportion that the amount of the withdrawal from the Investment Options bears to the total High Five Bonus Value. The withdrawal charge is based upon the length of the time from receipt of the Purchase Payment. Withdrawals are deemed to have come from the oldest Purchase Payments first, and from all Purchase Payments prior to earnings. Each Purchase Payment is tracked as to its date of receipt and the withdrawal charge is determined in accordance with the following:

                  [WITHDRAWAL CHARGE

                  Number of Complete
                  Years from Receipt                                   Charge

                          0                                              8.5%
                          1                                              8.5%
                          2                                              8.5%
                          3                                              8.5%
                          4                                              8%
                          5                                              7%
                          6                                              6%
                          7                                              5%
                          8                                              4%
                          9                                              3%
                          10 years or more                               0%]

         PARTIAL WITHDRAWAL PRIVILEGE: [Each Contract Year, on a non-cumulative basis, you can make partial withdrawals up to an amount equal to 10% of Purchase Payments (minus any previous withdrawals taken in the current Contract Year which were not subject to a contingent deferred sales charge) without incurring a contingent deferred sales charge. Purchase Payments withdrawn under the partial withdrawal privilege are still subject to applicable contingent deferred sales charge upon full withdrawal of the Contract.]

         [If you have a qualified contract and are age 70 1/2 or older, you can elect the minimum distribution program with respect to your Contract. Such withdrawals will not be subject to a contingent deferred sales charge. Such payments will be designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code on qualified contracts. Payments may be made monthly or quarterly unless your Contract Value is less than $25,000 in which case the payments shall be made annually. If you have elected the minimum distribution program, any additional withdrawals in a Contract Year which exceed 10% of Purchase Payments when combined with minimum distribution withdrawals will be subject to any applicable contingent deferred sales charge.]

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MINIMUM PARTIAL WITHDRAWAL: [$500]

MINIMUM  CONTRACT  VALUE  THAT  MUST  REMAIN  IN THE  CONTRACT  AFTER A  PARTIAL
WITHDRAWAL: [$10,000]

[WAITING PERIOD: The Guaranteed Minimum Income Benefit can be exercised within 30 days following a Contract Anniversary beginning with your fifth Contract Anniversary.]

[FIXED ACCOUNT GUARANTEED INTEREST RATE:  [3%]
We guarantee that the annual interest rate credited on amounts in the Fixed Account will be at least this rate. Interest rates are guaranteed for a least one-year from receipt of each Purchase Payment on any amount in the Fixed Period Accounts for at least two years. For the one-year Fixed Period Account, the interest rate is guaranteed for the Contract Year.]

[INITIAL PERIOD WHEN NO MARKET VALUE ADJUSTMENT IS MADE: During the first [0] months from the Issue Date].

RIDERS:

[Traditional  Guaranteed Minimum Death Benefit Endorsement]
[Enhanced Guaranteed Minimum Death Benefit Endorsement]
[Fixed Account with a Market Value Adjustment Endorsement]
[Guaranteed Account Value Benefit Endorsement]
[Guaranteed Minimum Income Benefit Endorsement]
[Guaranteed Withdrawal Benefit Endorsement]
[Annuity Option Amendment Endorsement]
[Individual Retirement Annuity Endorsement]
[Roth Individual Retirement Annuity Endorsement]
[403 (b) Annuity Endorsement]
[Unisex Endorsement]
[Pension Plan and Profit Sharing Plan Endorsement]
[Endorsement]

SERVICE CENTER:

         [USALLIANZ] SERVICE CENTER
         [300 Berwyn Park
         P.O. Box 3031
         Berwyn, PA 19312-0031
         800-624-0197]